                                                                    EXHIBIT 99.3



Lockheed Martin IMS Corporation
(a Subsidiary of Lockheed Martin Corporation)

Consolidated Financial Statements

As of June 30, 2001 and for the
six months ended June 30, 2001 and 2000

                         Lockheed Martin IMS Corporation
                  (a Subsidiary of Lockheed Martin Corporation)

                     Consolidated Balance Sheet (Unaudited)

                                 (In thousands)

                                  June 30, 2001


ASSETS
Current assets:
   Cash                                                                      $    11,956
   Trade accounts receivable, net of allowance for doubtful
    accounts of $4,325                                                            45,299
   Unbilled receivables                                                           60,780
   Work in process inventory                                                       8,139
   Other current assets                                                            5,193
                                                                             -----------
Total current assets                                                             131,367

Property, plant and equipment, net                                                57,049
Goodwill, net of accumulated amortization of $3,509                               17,899
Capitalized software, net of accumulated amortization of $49,324                  41,344
Long-term accounts receivable                                                      2,044
Other assets, net                                                                  4,971
Net long-term assets of discontinued operations to be
  transferred to Parent                                                           35,550
                                                                             -----------
Total assets                                                                 $   290,224
                                                                             ===========

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities:
   Accounts payable                                                          $    39,812
   Accounts payable to affiliates                                                    196
   Accrued compensation and benefits                                              17,161
   Accrued expenses                                                                2,964
   Deferred revenue                                                               16,450
   Other current liabilities                                                       8,072
                                                                             -----------
Total current liabilities                                                         84,655

Due to Parent                                                                    226,456

Commitments and contingencies

Stockholder's deficit:
   Parent investment                                                               6,611
   Accumulated deficit                                                           (27,498)
                                                                             -----------
Total stockholder's deficit                                                      (20,887)
                                                                             -----------
Total liabilities and stockholder's deficit                                  $   290,224
                                                                             ===========






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                         Lockheed Martin IMS Corporation
                  (a Subsidiary of Lockheed Martin Corporation)

                  Consolidated Statements of Income (Unaudited)

                                 (In thousands)


                                                           SIX MONTHS ENDED JUNE 30
                                                             2001           2000
                                                          -----------   -----------
Net revenues:
   Municipal services                                     $    55,354   $    52,431
   Transportation systems and services                         57,034        53,148
   Children and family services                                94,920        81,072
   Welfare and workforce services                              77,123        62,839
   Information resource management services                    19,450        14,217
                                                          -----------   -----------
                                                              303,881       263,707
Costs related to revenues:
   Municipal services                                          45,464        42,210
   Transportation systems and services                         55,637        55,085
   Children and family services                                64,880        60,672
   Welfare and workforce services                              69,975        54,476
   Information resource management services                    16,939        12,268
                                                          -----------   -----------
                                                              252,895       224,711
                                                          -----------   -----------
Gross profit                                                   50,986        38,996

Operating expenses:
    Selling, general and administrative                        16,922        16,768
    Allocations from Parent                                     6,527         5,062
                                                          -----------   -----------
Operating income                                               27,537        17,166

Other expense (income)                                             64          (413)
Interest expense                                                   38           254
                                                          -----------   -----------
Income before income taxes                                     27,435        17,325

Income tax provision                                              417            --
                                                          -----------   -----------
Net income                                                $    27,018   $    17,325
                                                          ===========   ===========




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



                         Lockheed Martin IMS Corporation
                  (a Subsidiary of Lockheed Martin Corporation)

           Consolidated Statement of Stockholder's Deficit (Unaudited)

                                 (In thousands)


                                       PARENT          ACCUMULATED
                                     INVESTMENT          DEFICIT              TOTAL
                                    ---------------   ---------------    ---------------
Balance at December 31, 2000        $         6,611   $       (54,516)   $       (47,905)
   Net income                                    --            27,018             27,018
                                    ---------------   ---------------    ---------------
Balance at June 30, 2001            $         6,611   $       (27,498)   $       (20,887)
                                    ===============   ===============    ===============






                                                                               4
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                         Lockheed Martin IMS Corporation
                  (a Subsidiary of Lockheed Martin Corporation)

                Consolidated Statements of Cash Flows (Unaudited)

                                 (In thousands)


                                                                               SIX MONTHS ENDED JUNE 30
                                                                                 2001             2000
                                                                              -----------    -----------
OPERATING ACTIVITIES
Net income                                                                    $    27,018    $    17,325
Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation                                                                   7,318          5,658
     Amortization                                                                  13,188          8,092
     Loss on sale of property and equipment                                           122              2
     Changes in operating assets and liabilities:
       Trade accounts receivable                                                     (327)       (21,366)
       Unbilled receivables                                                        (9,006)       (13,475)
       Work in process inventory                                                   (4,004)        (5,232)
       Other current assets                                                          (232)           (75)
       Long-term accounts receivable                                               (1,160)         4,502
       Other assets                                                                   763           (936)
       Accounts payable                                                               273          4,725
       Accounts payable to affiliates                                                 (26)          (106)
       Accrued compensation and benefits                                              218           (776)
       Accrued expenses                                                               (31)           388
       Deferred revenue                                                            (3,437)        (2,323)
       Other current liabilities                                                   (2,434)         4,300
                                                                              -----------    -----------
Net cash provided by operating activities of continuing operations                 28,243            703
Net cash provided by operating activities of discontinued operations                   --          4,573
                                                                              -----------    -----------
Net cash provided by operating activities                                          28,243          5,276

INVESTING ACTIVITIES
Purchases of property and equipment                                               (11,850)       (12,110)
Proceeds from sale of property and equipment                                          138             18
Capitalized software                                                               (5,287)       (15,604)
Acquisition of business, net of cash received and note payable                     (9,385)            --
                                                                              -----------    -----------
Net cash used in investing activities                                             (26,384)       (27,696)

FINANCING ACTIVITIES
Payments of note payable                                                           (7,287)        (3,557)
Net funding by Parent                                                              11,388         38,397
                                                                              -----------    -----------
Net cash provided by financing activities                                           4,101         34,840
                                                                              -----------    -----------

Net increase in cash                                                                5,960         12,420
Cash at beginning of period                                                         5,996          5,339
                                                                              -----------    -----------
Cash at end of period                                                         $    11,956    $    17,759
                                                                              ===========    ===========

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITY
Transfer of notes receivable to Parent                                        $        --    $    17,412
                                                                              ===========    ===========





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                         Lockheed Martin IMS Corporation
                  (a Subsidiary of Lockheed Martin Corporation)

             Notes to Consolidated Financial Statements (Unaudited)

                                  June 30, 2001


1. DESCRIPTION OF THE COMPANY AND BASIS OF PRESENTATION

Description of Company

Lockheed Martin IMS Corporation (the "Company") is a subsidiary of Lockheed Martin Corporation (the "Parent"). The Company is a comprehensive information management services firm that services state and local governments. The Company conducts its operations through five lines of business and provides solutions in ticket processing, welfare reform services, child support enforcement, parking management, photo enforcement of traffic infractions, electronic toll collection and other intelligent transportation services, and information technology outsourcing.

The financial information presented should be read in conjunction with the Company's consolidated financial statements for the year ended December 31, 2000. The foregoing unaudited consolidated financial statements reflect all adjustments (all of which are of a recurring nature), which are, in the opinion of management, necessary for a fair presentation of the results of the interim periods. The results for the interim periods are not necessarily indicative of results to be expected for the year.

Basis of Presentation

The accompanying consolidated financial statements have been prepared on a historical cost basis from the books and records of the Company and the Parent, and include an allocation of general corporate expenses and actual expenses incurred by the Parent directly attributable to the Company's business.

The financial information included herein reflects significant related party transactions. Accordingly, these consolidated financial statements may not necessarily be indicative of the financial position, results of operations or cash flows that would have occurred if the Company had been operated as a separate entity during the periods presented and may not be indicative of future operations or financial position. Management believes that the accounting judgments, estimations and allocations made in preparing these consolidated financial statements are reasonable.

Income Taxes

The Company is included in the consolidated federal income tax return and certain state income tax returns of the Parent.




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




                         Lockheed Martin IMS Corporation
                  (a Subsidiary of Lockheed Martin Corporation)

       Notes to Consolidated Financial Statements (Unaudited) (continued)




1. DESCRIPTION OF THE COMPANY AND BASIS OF PRESENTATION (CONTINUED)

The tax provision and related balance sheet accounts were determined as if the Company was a separate taxpayer. The Company is not recognizing any federal or state income tax expense for the period ended June 30, 2001 and 2000 because no current income tax was payable, and the income tax that normally would have been provided was offset by the reversal of a valuation allowance against deferred tax assets and use of loss carryforwards available to the Company had it filed on a separate basis. The Company's tax expense for the period June 30, 2001 consists entirely of foreign taxes.

As described in Note 5, the Company has entered into a stock purchase agreement with Affiliated Computer Services, Inc. ("ACS"). This agreement requires that the Company make a tax election that treats the transaction as an asset sale for tax purposes. No provision for such taxes has been reflected in these financial statements. The relevant tax law authorizing this election requires that any tax liability associated with this sale be included in the Parent's federal income tax return.

New Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board issued Statement No. 141, "Business Combinations" and Statement No. 142, "Goodwill and Other Intangible Assets" effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests. Other intangible assets will continue to be amortized over their useful lives. The Company is currently reviewing the impact of these standards and will be performing a fair value analysis at a later date in connection with the adoption of FAS No. 142 on January 1, 2002.

2. OTHER ASSETS

On March 12, 2001, the Company and a company for which the Company is a subcontractor on a number of contracts reached an agreement whereby the Company exchanged its accounts receivable due from the other party of $7.4 million for Preferred Stock issued by the other party with a total original issue price of $7.4 million and certain warrants to acquire the other party's Common Stock. The Preferred Stock accrues dividends at 15% per annum and may be redeemed by the Company in 1/3 annual increments beginning in 2004. Redemptions are at the original issue price plus accrued but unpaid dividends. Based on the estimated fair value of the Preferred Stock and




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



                         Lockheed Martin IMS Corporation
                  (a Subsidiary of Lockheed Martin Corporation)

       Notes to Consolidated Financial Statements (Unaudited) (continued)



2. OTHER ASSETS (CONTINUED)

warrants, the Company's Municipal Services segment recorded a $3.8 million charge to operations in 2000 to reflect the decline in the estimated value of the accounts receivable at December 31, 2000. As of June 30, 2001 the investment is recorded as a long-term asset.

3. SEGMENT INFORMATION

The Company has five continuing operating lines of business reported as separate segments in accordance with Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information." The Company's reportable segments are strategic business units that offer different products and services. These segments are managed separately because each business requires different technology, skill sets and market strategies. The Company evaluates performance and allocates resources separately for each segment. The accounting policies of the reportable segments are the same as those described in the summary of significant policies. The Company's sales are primarily in the United States with minimal international sales. The operating lines of business are as follows: Municipal Services, Transportation Systems and Services, Children and Family Services, Welfare and Workforce Services and Information Resource Management Services.

                                                      2000               1999
                                                  --------------    --------------
                                                           (In thousands)
Net revenues:
  Municipal services                              $       55,354    $       52,431
  Transportation systems and services                     57,034            53,148
  Children and family services                            94,920            81,072
  Welfare and workforce services                          77,123            62,839
  Information resource management services                19,450            14,217
                                                  --------------    --------------
                                                  $      303,881    $      263,707
                                                  ==============    ==============
Operating income (loss):
  Municipal services                              $        4,792    $        5,360
  Transportation systems and services                     (2,956)           (6,889)
  Children and family services                            23,081            13,592
  Welfare and workforce services                           1,341             3,933
  Information resource management services                 1,279             1,170
                                                  --------------    --------------
                                                  $       27,537    $       17,166
                                                  ==============    ==============





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




                         Lockheed Martin IMS Corporation
                  (a Subsidiary of Lockheed Martin Corporation)

       Notes to Consolidated Financial Statements (Unaudited) (continued)



4. COMMITMENTS AND CONTINGENCIES

The Company is currently involved in litigation with the State of California related to the development and implementation of a Statewide Automated Child Support System (SACSS) which is included as part of the discontinued operations (see Note 3 of the December 31, 2000 financial statements). The trial related to this litigation was completed in December 1999 and a judgment was rendered on July 27, 2000 awarding $58.9 million to the Company. The Company must obtain an order from the Superior Court of California in order to make the award to the Company legally binding. The State has appealed the decision, and as such, the Company has not reflected the effects of the Court's decision in the accompanying consolidated financial statements. Under the Agreement described in
Note 5 below, the Parent will assume all rights and obligations related to the litigation prior to closing.

Additionally, the Company is periodically subject to litigation, claims or assessments and various contingent liabilities incidental to its business. With respect to those investigative actions, litigation, claims or assessments of which they are aware, management of the Company is of the opinion that the probability is remote that, after taking into account certain provisions that have been made with respect to these matters, the ultimate resolution of any such investigative actions, litigation, claims or assessments will have a material adverse effect on the results of operations or financial position of the Company.

Performance Bonds

At June 30, 2001, the Parent indemnifies various issuers of approximately $209 million of surety bonds issued on behalf of the Company.

5.  SALE OF THE COMPANY

On July 18, 2001 Lockheed Martin Corporation and an affiliated subsidiary, and ACS entered into a Stock Purchase Agreement ("Agreement") that provided for the purchase by ACS of all of the issued and outstanding capital stock of the Company for $825 million subject to adjustment as provided for in the Agreement. The transaction is expected to close in August 2001.







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